Exhibit 99.1

Marqeta Announces Appointment of Mike Milotich as CEO

OAKLAND, Calif., Sept. 8, 2025 – Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform that enables embedded finance solutions for the world’s innovators, today announced the appointment of Mike Milotich as Chief Executive Officer and as a Director, effective immediately. Mr. Milotich has served as Interim CEO since February 2025, in addition to his role of Chief Financial Officer.

“Since joining Marqeta, Mike has played a key role in strengthening the Company’s operations and financial foundation, driving improved profitability and unlocking opportunities for growth,” said Judson C. Linville, Chair of the Marqeta Board. “After completing a thorough search, the Board determined that Mike is the right CEO for Marqeta. A highly respected executive with strong customer connections and deep knowledge of both our business and industry, he has proven to be a talented team builder and thoughtful and steady hand while serving as Interim CEO. With Mike at the helm, Marqeta is well-positioned to execute our strategy and deliver long-term value for our shareholders.”

“I’m excited to lead Marqeta at this pivotal time for our company,” said Mr. Milotich. “We’ve made significant progress in advancing our strategic initiatives and sharpening our focus on execution, and I believe in our ability to further accelerate this work as we move forward. I look forward to continuing to work alongside our talented team to pursue and capture the immense market opportunities, enable innovation and business expansion for our customers, and drive enhanced value creation.”

The Company’s Board of Directors will commence a search for Marqeta’s next Chief Financial Officer, with the assistance of a leading executive search firm. Mr. Milotich will continue to serve as CFO until a successor has been identified.

About Mike Milotich

Mike Milotich has served as Marqeta’s Interim Chief Executive Officer since February 2025 and Chief Financial Officer since February 2022, leading the Company’s financial planning and analysis, corporate development, accounting, settlement and investor relations functions. Prior to joining Marqeta, Mr. Milotich was the Senior Vice President of Corporate Finance and Investor Relations at Visa, responsible for understanding Visa’s business and financial performance, managing the corporate outlook, evaluating M&A opportunities and communicating with the global investor community. Prior to Visa, Mr. Milotich worked at PayPal and American Express in various business analysis roles. Mr. Milotich holds a bachelor’s degree from the University of California, Santa Barbara and an MBA from New York University.

About Marqeta

Marqeta makes it possible for companies to build and embed financial services into their branded experience—and unlock new ways to grow their business and delight users. The Marqeta platform puts businesses in control of building financial solutions, enabling them to turn real-time data into personalized, optimized solutions for everything from consumer loyalty to capital efficiency. With compliance and security built-in, Marqeta’s platform has been proven at scale, processing nearly $300 billion in annual payments volume in 2024. Marqeta is certified to operate in more than 40 countries worldwide. Visit www.marqeta.com to learn more.

Cautionary Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, quotations and statements relating to our CFO search process, growth, value creation, business and strategy. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: challenges with our CFO search process; any factors creating issues with changes in domestic and international business, market, financial, political and legal conditions; and those risks and uncertainties included in the “Risk Factors” disclosed in Marqeta’s Annual Report on Form 10-K, as may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com. The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts

Investors

ir@marqeta.com

Media

Jessica Miller

press@marqeta.com